Exhibit 4.10

AMENDMENT NUMBER ONE TO AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NUMBER ONE TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of August 1, 2006, is entered into by and among FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation (the “Borrower”), the lenders signatory hereto (each a “Lender” and collectively, the ”Lenders”), and WELLS FARGO FOOTHILL, INC., a California corporation, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), in light of the following:

W I T N E S S E T H

WHEREAS, Borrower and the Lender Group are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of March 15, 2006 (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that the Lender Group agree to amend the Credit Agreement in accordance with the provisions of this Amendment;

WHEREAS, subject to the terms and conditions set forth in this Amendment, the Lender Group is willing to so amend the Credit Agreement; and

WHEREAS, Borrower has advised the Lender Group that the Borrower has failed to comply with the covenant set forth in Section 8.20 of the Credit Agreement, as more fully set forth in Section 3 of this Amendment, and, subject to the terms and conditions set forth herein, the Lender Group is willing to waive such Event of Default.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Credit Agreement as follows:

1.             DEFINITIONS.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2.             AMENDMENTS TO CREDIT AGREEMENT.

(a)           Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following defined terms in their entirety as follows:

“Applicable Margin.  For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a “Rate Adjustment Period”), the Applicable Margin shall be the applicable margin set forth below with respect to the Leverage Ratio, as determined for the Reference Period of the Borrower and its Subsidiaries ending on the fiscal quarter ended immediately prior to the applicable Rate Adjustment Period.

Level	Leverage Ratio	Base Rate Loans	Eurodollar Rate Loans	Letter of Credit Fees	Commitment Fee
I	Greater than or equal to 5.00:1.00	2.00%	4.00%	4.00%	0.75%
II	Less than 5.00:1.00, but greater than or equal to 4.00:1.00	1.75%	3.75%	3.75%	0.75%
III	Less than 4.00:1.00, but greater than or equal to 3.50:1.00	1.50%	3.50%	3.50%	0.75%
IV	Less than 3.50:1.00	1.00%	3.00%	3.00%	0.75%

Notwithstanding the foregoing, if the Borrower fails to deliver any Compliance Certificate pursuant to §8.4(d) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.”

“Revolving Credit Loan Maturity Date.  June 30, 2010.”

(b)           Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Fourth Amendment Effective Date”, “Interest Coverage Ratio”, “Permitted Units”, and “Permitted Unit Sales” appearing therein, in their entirety.

(c)           The definition of “Change of Control” appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to “30%” appearing therein, and replacing it with the figure “50%”.

(d)           The definition of “Consolidated EBITDA” appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting all references to the text “fiscal period” and “period” appearing therein, and in each case replacing them with the text “Reference Period”.

(e)           The definition of “Consolidated EBITDAR” appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting all references to the text “fiscal period” appearing therein, and in each case replacing them with the text “Reference Period”.

(f)            The definition of “Excluded Properties” appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting the text “(iii) Permitted Units and (iv)” appearing therein, and replacing it with the text “and, (iii)”.

(g)           The definition of “Interest Payment Date” appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting all references to the text “quarter” appearing therein, and in each case replacing it with the text “month”.

(h)           The definition of “Interest Period” appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to the text “quarter” appearing therein, and replacing it with the text “month”.

(i)            The definition of “Maintenance Capital Expenditures” appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to “$15,000,000” appearing therein, and replacing it with the figure “$13,000,000”.

(j)            The definition of “Permitted Asset Sales” appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to “(other than assets sold pursuant to Permitted Unit Sales)” appearing therein, in its entirety.

(k)           Section 2.2 of the Credit Agreement is hereby amended by deleting all references to the text “quarter” appearing therein, and in each case replacing them with the text “month”, and Section 2.2 is hereby further amended by deleting the text “quarterly” appearing therein, and replacing it with the text “monthly”.

(l)            Section 3.2(b)(i) of the Credit Agreement is hereby amended by deleting the text “or (D) Permitted Unit Sales” appearing therein, and Section 3.2(b)(i) is hereby further amended by adding the text “or” immediately before the text “(C) Excess Properties Sales”.

(m)          Section 3.2(c) of the Credit Agreement is hereby amended by deleting the text “as of June 15 of each such calendar year (or the next Business Day, if, in any year, June 15 is not a Business Day) and” appearing therein, in its entirety.

(n)           Section 8.4(i) of the Credit Agreement is hereby amended by deleting the text, “concurrently with the financial statements delivered pursuant to clause (c) hereof, account receivable agings reports” appearing therein, and replacing them with the text “[Intentionally Omitted].”

(o)           Section 8.20 of the Credit Agreement is hereby amended by deleting the text “Within 30 days after the Closing Date” appearing therein, and replacing them with the text “On or before August 31, 2006”.

(p)           Section 9.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Indebtedness incurred in connection with (i) the acquisition after the Original Closing Date of any real or personal property by the Borrower or any Restricted Subsidiary or under any Capitalized Lease, provided; that (A) the aggregate principal amount of such Indebtedness of the Borrower and its Restricted Subsidiaries incurred shall not exceed the aggregate amount of $10,000,000.00 at any one time and (B) the Borrower and its Restricted Subsidiaries shall not incur such Indebtedness in an aggregate amount greater than $6,000,000 per fiscal year, and (ii) a Permitted Acquisition;”

(q)           Section 9.5.2(b) of the Credit Agreement is hereby amended by deleting the text, “Permitted Unit Sales” appearing therein, and replacing it with the text, “[Intentionally Omitted].”

(r)            Section 9.13 of the Credit Agreement is hereby amended by deleting the text, “(as such Schedule shall be updated pursuant to §8.4(i))” appearing therein.

(s)           Section 10.1 of the Credit Agreement is hereby amended and restated in its entirety by deleting the text and chart appearing therein, and replacing them with the text, “[Intentionally Omitted].”

(t)            Section 10.2 of the Credit Agreement is hereby amended by deleting the chart appearing therein and replacing it with the following chart:

“Fiscal Year	Capital Expenditures
2004	$23,500,000
2005	$23,500,000
2006	$24,000,000
2007	$26,000,000
2008	$27,000,000
2009	$28,000,000
2010	$29,000,000”

(u)           Section 10.2 of the Credit Agreement is hereby amended by deleting the text “for the 2006 fiscal year” appearing therein, and replacing it with the text “for the 2007 fiscal year”.

(v)           Section 10.3 of the Credit Agreement is hereby amended by deleting the chart appearing therein and replacing it with the following chart:

“Period	Amount
Fourth Fiscal Quarter of 2005	$42,000,000
First Fiscal Quarter of 2006	$38,800,000
Second Fiscal Quarter of 2006	$40,500,000
Third Fiscal Quarter of 2006	$40,500,000
Fourth Fiscal Quarter of 2006	$40,500,000
First Fiscal Quarter of 2007	$40,500,000
Second Fiscal Quarter of 2007	$40,500,000
Third Fiscal Quarter of 2007	$40,500,000
Fourth Fiscal Quarter of 2007	$40,500,000
First Fiscal Quarter of 2008	$41,500,000
Second Fiscal Quarter of 2008	$43,000,000
Third Fiscal Quarter of 2008	$43,000,000
Fourth Fiscal Quarter of 2008	$43,000,000
First Fiscal Quarter of 2009	$44,000,000
Second Fiscal Quarter of 2009	$45,000,000
Third Fiscal Quarter of 2009	$46,000,000
Fourth Fiscal Quarter of 2009	$47,000,000
First Fiscal Quarter of 2010	$48,000,000
Second Fiscal Quarter of 2010	$49,000,000”

(w)          Section 10.4 of the Credit Agreement is hereby amended by deleting the chart appearing therein and replacing it with the following chart:

“Period	Ratio
Fourth Fiscal Quarter of 2005	5.80:1.00
First Fiscal Quarter of 2006	6.35:1.00
Second Fiscal Quarter of 2006	5.95:1.00
Third Fiscal Quarter of 2006	5.85:1.00
Fourth Fiscal Quarter of 2006	5.75:1.00
First Fiscal Quarter of 2007	5.95:1.00
Second Fiscal Quarter of 2007	5.95:1.00
Third Fiscal Quarter of 2007	5.80:1.00
Fourth Fiscal Quarter of 2007	5.80:1.00
First Fiscal Quarter of 2008	5.70:1.00
Second Fiscal Quarter of 2008	5.50:1.00
Third Fiscal Quarter of 2008	5.40:1.00
Fourth Fiscal Quarter of 2008	5.30:1.00
First Fiscal Quarter of 2009	5.20:1.00
Second Fiscal Quarter of 2009	5.00:1.00
Third Fiscal Quarter of 2009	4.90:1.00
Fourth Fiscal Quarter of 2009	4.90:1.00
First Fiscal Quarter of 2010	4.80:1.00
Second Fiscal Quarter of 2010	4.80:1.00”

(x)            Section 10.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“10.6      Fixed Charge Coverage Ratio  The Borrower will not permit the Fixed Charge Coverage Ratio for any Reference Period to be less than the ratio set forth opposite such period set forth in such table:

Period	Ratio
Fourth Fiscal Quarter of 2005	1.05:1.00
First Fiscal Quarter of 2006	1.05:1.00
Second Fiscal Quarter of 2006	1.05:1.00
Third Fiscal Quarter of 2006	1.05:1.00
Fourth Fiscal Quarter of 2006	1.05:1.00
First Fiscal Quarter of 2007	1.00:1.00
Second Fiscal Quarter of 2007	1.00:1.00
Third Fiscal Quarter of 2007	1.00:1.00
Fourth Fiscal Quarter of 2007	1.00:1.00
First Fiscal Quarter of 2008	1.00:1.00
Second Fiscal Quarter of 2008	1.05:1.00
Third Fiscal Quarter of 2008	1.05:1.00
Fourth Fiscal Quarter of 2008	1.05:1.00
First Fiscal Quarter of 2009	1.05:1.00
Second Fiscal Quarter of 2009	1.05:1.00
Third Fiscal Quarter of 2009	1.10:1.00
Fourth Fiscal Quarter of 2009	1.10:1.00
First Fiscal Quarter of 2010	1.10:1.00
Second Fiscal Quarter of 2010	1.10:1.00”

(y)           Schedule 1(f) of the Credit Agreement is hereby deleted in its entirety.

3.             DEFAULT.  Borrower has informed the Lender Group that the Borrower has failed to obtain, within the time period set forth therein, such Concentration Account Agreements, Agency Account Agreements, and Control Agreements with respect to the Deposit Accounts and securities accounts of Borrower and the Guarantors as Administrative Agent shall reasonably require pursuant to Section 8.20 of the Credit Agreement (the “Designated Event of Default”).

4.             WAIVER.  Anything in the Credit Agreement to the contrary notwithstanding, and subject to the satisfaction by the Borrower of the conditions precedent set forth in Section 5 hereof and the effectiveness of the amendments in Section 2, the Lender Group hereby waives the Designated Event of Default; provided, however, that failure by the Borrower to comply with Section 8.20 of the Credit Agreement as amended by this Amendment, by the date specified in such Section 8.20 as so amended, shall constitute an immediate Event of Default.

5.             CONDITIONS PRECEDENT TO THIS AMENDMENT.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)           Administrative Agent shall have received this Amendment, duly executed and delivered by the Lenders and the Borrower, and the same shall be in full force and effect;

(b)           Administrative Agent shall have received the reaffirmation and consent of each Guarantor attached hereto as Exhibit A (the “Consent”), duly executed and delivered by such Guarantor;

(c)           Within 45 days of the date hereof, Administrative Agent shall have received that certain Amendment to Security Agreement, in form and substance satisfactory to Administrative Agent, duly executed and delivered by the Borrower and the Restricted Subsidiaries, and the same shall be in full force and effect;

(d)           Within 45 days of the date hereof, Administrative Agent shall have received the Mortgage Amendments,  duly executed and delivered by the Borrower, and the same shall be in full force and effect;

(e)           Administrative Agent shall have received that certain Amendment to Amended and Restated Fee Letter, dated concurrently herewith, in form and substance satisfactory to Administrative Agent, duly executed and delivered by the Borrower, and the same shall be in full force and effect:

(f)            After giving effect to this Amendment, the representations and warranties in this Amendment, the Credit Agreement, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(g)           After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(h)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Borrower, any Guarantor, or any member of the Lender Group.

6.             REPRESENTATIONS AND WARRANTIES.  Borrower hereby represents and warrants to the Lender Group as follows:

(a)           After giving effect to this Amendment, the representations and warranties in this Amendment, the Credit Agreement, and the other Loan Documents are true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)           The execution, delivery, and performance of this Amendment and of the Credit Agreement, as amended by this Amendment, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected;

(c)           This Amendment and the Credit Agreement, as amended by this Amendment, constitute the Borrower’s legal, valid, and binding obligation, enforceable against the Borrower in accordance with its terms;

(d)           This Amendment has been duly executed and delivered by the Borrower;

(e)           After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this Amendment;

(f)            No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against the Borrower, any Guarantor, or any member of the Lender Group;

(g)           The execution, delivery, and performance of the Consent is within each Guarantor’s corporate power, has been duly authorized by all necessary corporate action, and is not in contravention of any law, rule or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected;

(h)           The Consent constitutes each Guarantor’s valid, and binding obligations, enforceable against each such Guarantor in accordance with its terms; and

(i)            The Consent has been duly executed and delivered by each Guarantor.

7.             CONSTRUCTION.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF MASSACHUSETTS.

8.             ENTIRE AMENDMENT; EFFECT OF AMENDMENT.  This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Credit Agreement expressly set forth in Section 2 hereof, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of the Lender Group as in effect prior to the date hereof.  The amendments set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any future non-compliance with the Credit Agreement, nor shall operate as a waiver of any Default or Event of Default.  To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.  This Amendment is a Loan Document.

9.             COUNTERPARTS; TELEFACSIMILE EXECUTION.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

10.           MISCELLANEOUS.

(a)           Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment.

(b)           Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

FRIENDLY ICE CREAM CORPORATION

By:	/s/ PAUL V. HOAGLAND
Name:	Paul V. Hoagland
Title:	Executive Vice President of Administration and Chief Financial Officer

WELLS FARGO FOOTHILL, INC.,
as Administrative Agent and as a Lender

By:	/s/ ILENE SILBERMAN
Name:	Ilene Silberman
Title:	Vice President

TD BANKNORTH, N.A.,
as a Lender

By:	/s/ MARIA GONCALVES
Name:	Maria Goncalves
Title:	Senior Vice President

Exhibit A

REAFFIRMATION AND CONSENT

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amended and Restated Revolving Credit Agreement, by and among FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation (the “Borrower”), the lenders signatory thereto (each a “Lender” and collectively, the “Lenders”), and WELLS FARGO FOOTHILL, INC., a California corporation, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), dated as of March 15, 2006 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  Reference is hereby made to that certain Amendment Number One to Amended and Restated Revolving Credit Agreement, dated as of August 1, 2006 the “Amendment”), among the Borrower and the Lender Group.  The undersigned each hereby (a) represent and warrant to the Lender Group that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the amendment of the Credit Agreement by the Amendment; (c) acknowledges and reaffirms its obligations owing to the Lender Group under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect.  Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that the Lender Group has no obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty.  Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent.  Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent.  This Reaffirmation and Consent shall be governed by the laws of the State of Massachusetts.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

FRIENDLY’S RESTAURANTS FRANCHISE, INC.

By:	/s/ PAUL V. HOAGLAND
Name:	Paul V. Hoagland
Title:	Executive Vice President of Administration and Chief Financial Officer

FRIENDLY’S INTERNATIONAL, INC.

By:	/s/ PAUL V. HOAGLAND
Name:	Paul V. Hoagland
Title:	Executive Vice President of Administration and Chief Financial Officer